Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

NKGen Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	457(c)	27,033,683	(1)(7)	$1.32	(8)	$35,684,462	$0.00014760	$5,267
Fees to Be Paid	Equity	Common Stock Issuable upon exercise of Warrants	457(g)	9,676,959	(2)(7)	$11.50	(2)	$111,285,029	$0.00014760	$16,426
Fees to Be Paid	Equity	Common Stock Issuable upon exercise of Warrants	457(g)	17,970,923	(3)(7)	$2.00	(3)	$35,941,846	$0.00014760	$5,305
Fees to Be Paid	Equity	Common Stock Issuable upon exercise of Warrants	457(g)	750,000	(4)(7)	$1.50	(4)	$1,125,000	$0.00014760	$166
Fees to Be Paid	Equity	Common Stock Issuable upon conversion of Notes	457(g)	1,320,000	(5)(7)	$10.00	(5)	$13,200,000	$0.00014760	$1,948
Fees to Be Paid	Equity	Common Stock Issuable upon conversion of Notes	457(g)	5,532,693	(6)(7)	$2.00	(6)	$11,065,386	$0.00014760	$1,633
	Total Offering Amounts									$30,745
	Total Fees Previously Paid									$17,273
	Total Fee Offsets									-
	Net Fee Due									$13,472

(1)	Represents (i) up to 17,241,208 shares of common stock pursuant to that certain amended and restated registration rights agreement between us and the selling securityholders granting such holders registration rights with respect to such shares; (ii) 1,080,000 shares of common stock issued in connection with the forward purchase agreement and forward purchase funding amount subscription agreement entered into on September 29, 2023, (iii) 4,750,463 shares of common stock issued in connection with (a) certain short term bridge notes consisting of (A) 16,667 shares of common stock issued pursuant to the short term bridge note dated February 20, 2024, as amended and restated on April 19, 2024 (the “AB Note”) and (B) 7,334 shares of common stock issued pursuant to the short term bridge notes dated February 27, 2024 and March 7, 2024 (together, the “Clearview Notes”) and (b) certain securities purchase agreements consisting of (A) 250,000 shares of common stock issued pursuant to the securities purchase agreement dated March 21, 2024 (the “FirstFire SPA”), (B) 666,667 shares of common stock issued pursuant to (1) the securities purchase agreement dated March 26, 2024 and letter agreement dated April 28, 2024 (the “First Meteora SPA”) and (2) the securities purchase agreement dated May 7, 2024 (the “Second Meteora SPA” and together with the First Meteora SPA, the “Meteora SPAs”), (C) 333,334 shares of common stock issued pursuant to the securities purchase agreement dated April 1, 2024 and letter agreement dated April 28, 2024 (the “Sandia SPA”), (D) up to 1,250,000 shares of common stock issuable pursuant to (1) the securities purchase agreement dated April 1, 2024 (the “First AJB SPA”) and (2) the securities purchase agreement dated May 8, 2024 (the “Second AJB SPA” and together with the First AJB SPA, the “AJB SPAs”), (E) 125,000 shares of common stock issued pursuant to the securities purchase agreement dated April 30, 2024 (the “Kuwana SPA”), (F) 101,461 shares of common stock issued pursuant to the securities purchase agreement dated May 1, 2024 (the “Clearview SPA”), (G) 333,333 shares of common stock issued pursuant to the securities purchase agreement dated May 6, 2024 (the “Ling SPA”), and (H) up to 1,666,667 shares of common stock issuable pursuant to the securities purchase agreement dated May 7, 2024 (the “Alpha SPA”); (iv) 1,167,990 shares of common stock issuable pursuant to the forward purchase agreements; (v) 248,360 shares of common stock issued pursuant to the forward purchase agreements; (vi) 2,545,662 shares of common stock issuable pursuant to that certain Equity and Business Loan Agreement, dated April 5, 2024 (the “Equity and Business Loan Agreement”)

(2)	Represents (i) 4,721,533 shares of common stock issuable upon the exercise of private warrants at an exercise price of $11.50 per share; (ii) 3,432,286 shares of common stock issuable upon the exercise of public warrants at an exercise price of $11.50 per share; (iii) 523,140 shares of common stock issuable upon the exercise of warrants issued in connection with conversion of working capital loans at an exercise price of $11.50 per share; and (iv) 1,000,000 shares of common stock issuable upon the exercise of warrants issued in connection with the securities purchase agreement, dated September 15, 2023.

(3)	Represents (i) 10,209,994 shares of common stock issuable upon the exercise of warrants in connection with certain warrant subscription agreements, dated September 26, 2023 and September 27, 2023, at an exercise price of $.2.00 per share; (ii) 6,760,929 shares of common stock issuable upon exercise of (a) 400,000 warrants issued pursuant to the short term bridge note dated February 7, 2024, as amended and restated on April 12, 2024, , which have an exercise price of $2.00 per share, (b) 122,000 warrants issued pursuant to the AB Note (as defined below), which have an exercise price of $2.00 per share, (c) 330,000 warrants issued pursuant to the FirstFire SPA, which have an exercise price of $2.00 per share, (d) 880,000 warrants issued pursuant to the Meteora SPAs, which have an exercise price of $2.00 per share, (e) 440,000 warrants issued pursuant to the Sandia SPA, which have an exercise price of $2.00 per share, (f) 1,650,000 warrants issuable pursuant to the AJB SPAs, which have an exercise price of $2.00 per share, (g) 165,000 warrants issued pursuant to the Kuwana SPA, which have an exercise price of $2.00 per share, (h) 133,929 warrants issued pursuant to the Clearview SPA, which have an exercise price of $2.00 per share, (i) 440,000 warrants issued pursuant to the Ling SPA, which have an exercise price of $2.00 per share, (k) 2,200,000 warrants issuable pursuant to the Alpha SPA, which have an exercise price of $2.00 per share; and (iii) 1,000,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Equity and Business Loan Agreement, which have an exercise price of $2.00 per share.

(4)	Represents 750,000 shares of common stock issuable upon exercise of warrants issued pursuant to the Clearview Notes, which have an exercise price of $1.50 per share.

(5)	Represents 1,320,000 shares of common stock issuable upon the conversion of the senior convertible notes at $10.00 per share, issued in connection with the securities purchase agreement, dated September 15, 2023.

(6)	Represents (i) 2,828,520 shares of common stock issuable upon conversion of the Unsecured Convertible Notes (as defined below) consisting of (a) 12,320 shares of common stock issuable upon conversion of the AB Note at a conversion price of $2.00 per share, (b) 308,000 shares of common stock issuable upon conversion of the unsecured promissory notes entered into pursuant to the Meteora SPAs at a conversion price of $2.00 per share, (c) 123,200 shares of common stock issuable upon conversion of the unsecured promissory note entered into pursuant to the Sandia SPA at a conversion price of $2.00 per share, (d) 739,200 shares of common stock issuable upon conversion of the zero coupon notes issuable into pursuant to the AJB SPAs at a conversion price of $2.00 per share, (e) 92,400 shares of common stock issuable upon conversion of the unsecured promissory note entered into pursuant to the Kuwana SPA at a conversion price of $2.00 per share, (f) 75,000 shares of common stock issuable upon conversion of the unsecured promissory note entered into pursuant to the Clearview SPA at a conversion price of $2.00 per share, (g) 246,600 shares of common stock issuable upon conversion of the unsecured promissory note entered into pursuant to the Ling SPA at a conversion price of $2.00 per share, and (h) 1,232,000 shares of common stock issuable upon conversion of the zero coupon notes issuable pursuant to the Alpha SPA at a conversion price of $2.00 per share; and (ii) 2,704,173 shares of common stock issuable upon conversion of the secured promissory note entered into pursuant to the Equity and Business Loan Agreement at a conversion price of $2.00 per share.

(7)	Includes an indeterminable number of additional securities that, pursuant to Rule 416 under the Securities Act of 1933, as amended, may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the securities to be offered by the selling securityholders.

(8)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Registrant’s ordinary shares as reported on the Nasdaq Stock Market on May 7, 2024.